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                                                                     EXHIBIT 8.1


                                ANDREWS KURTH LLP
                             600 Travis, Suite 4200
                              Houston, Texas 77002
                               Phone: 713.220.4200
                                Fax: 713.220.4285




                                  June 1, 2004



WCA Waste Corporation
One Riverway, Suite 1400
Houston, Texas 77056


                                   TAX OPINION

Ladies and Gentlemen:

         We have participated in the preparation of Registration Statement No. 333-114901 on Form S-4 originally filed with the Securities and Exchange Commission by WCA Waste Corporation, a Delaware corporation (the "Company"), on April 27, 2004 (as amended from time to time and together with exhibits thereto, the "Registration Statement"), in connection with the planned merger of WCA Merger II Corporation, a Delaware corporation and a direct wholly owned subsidiary of the Company ("Merger Sub"), with and into the Company pursuant to the Agreement and Plan of Merger, dated May 20, 2004, by and between the Company and Merger Sub (the "Merger Agreement"), including the discussion set forth in the Registration Statement under the heading "Material Federal Income Tax Consequences to Stockholders." The transactions contemplated by the Merger Agreement will be referred to herein as the "Merger."

         In arriving at the opinion expressed below, we have examined the Registration Statement, including the prospectus included therein and the documents incorporated by reference therein, and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below.

         Subject to the limitations and qualifications stated in the Registration Statement and set forth herein, the description of the United States federal income tax consequences appearing under the heading "Material Federal Income Tax Consequences to Stockholders" in the Registration Statement constitutes our opinion of the material United States federal income tax consequences of the Merger to the Company's stockholders under existing law, subject to the qualifications and assumptions stated therein.


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WCA Waste Corporation
June 1, 2004
Page 2


         Our opinion is based upon and conditioned upon the initial and continuing accuracy of the statements, representations and assumptions set forth in the Merger Agreement, the Registration Statement and the officer's certificates delivered to us by the Company and Merger Sub. We have also assumed that all representations made "to the best knowledge of" any person will be true, correct and complete as if made without that qualification. Any inaccuracies in any of the aforementioned statements, representations or assumptions or breach or failure of any of the aforementioned covenants could adversely affect our opinion.

         In rendering our opinion, we have assumed the Merger will occur in the manner contemplated by the Registration Statement and in accordance with the Merger Agreement, and there are no arrangements other than those set forth in the Merger Agreement between the parties thereto. Our opinion is based upon provisions of the United States Internal Revenue Code of 1986, as amended, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts, all as of the date hereof, all of which are subject to change with prospective or retroactive effect, and our opinion could be adversely affected or rendered obsolete by any such change. We provide no assurance that the legal authorities upon which this opinion is based will not be amended, revoked or modified (with or without retroactive effect) in a manner which would affect or change our conclusions. Our opinion is rendered as of the date hereof, and we assume no obligation to update or supplement our opinion to reflect any change of fact, circumstance or law after such time as the Registration Statement is declared effective.

         Our opinion is limited to the matters set forth herein, and no opinion is intended to be implied or may be inferred beyond those expressly stated herein. Specifically, no opinions are expressed with respect to the tax consequences of the Merger or the ownership of Company stock under any foreign, state or local tax law.

         Furthermore, our opinion is not binding on the Internal Revenue Service or a court. Finally, we must note that our opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusions. Thus, there can be no assurance that the Internal Revenue Service will not take contrary positions or that a court would agree with our opinion if litigated.

          We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission.


                                      Very truly yours,

                                      /s/ ANDREWS KURTH LLP